SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant  [X]

Check the appropriate box:

[   ]    Preliminary Proxy Statement.
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Under Rule 14a-12.

Arrow International, Inc.
(Name of Registrant as Specified in Its Charter)
The Robert L. McNeil, Jr. 1983 Trust (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2007 ANNUAL MEETING OF
SHAREHOLDERS OF ARROW INTERNATIONAL, INC.

PROXY STATEMENT
OF
THE ROBERT L. McNEIL, JR. 1983 TRUST

This proxy statement and the enclosed BLUE proxy card are being furnished to you, the holders of shares of common stock, with no par value, of Arrow International, Inc. a Pennsylvania corporation, in connection with the solicitation by The Robert L. McNeil, Jr. 1983 Trust of proxies for use at the 2007 annual meeting of shareholders of Arrow International, Inc., scheduled to be held on September 20, 2007, and at any adjournments or postponements of the meeting. Arrow International, Inc. is referred to in this proxy statement as the Company, and The Robert L. McNeil, Jr. 1983 Trust is referred to as The McNeil Trust.  The McNeil Trust owns 4,624,494 shares, or approximately 10%, of the Company’s common stock.  With an investment at current market value of approximately $208,703,000 in the Company, our interests are squarely aligned with those of our fellow shareholders.  Our only goal is to maximize value for all shareholders, in which we expect to share proportionately.

The McNeil Trust has nominated for election seven directors: Robert J. Campbell, Paul D. Chapman, Robert W. Cruickshank, Eleanor F. Doar, Paul W. Earle, Gregory A. Pratt and Richard T. Niner.

The McNeil Trust is soliciting proxies to—

•
elect a slate of seven highly-qualified nominees to the Company’s board of directors, five of whom have no ties with The McNeil Trust and all of whom are only seeking to benefit the Company’s shareholders; and

•
amend the by-laws of the Company to provide that notwithstanding any provision contained in the by-laws to the contrary, no person shall be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72, but this will only apply to the election or appointment of directors following the 2007 annual meeting of shareholders and will not affect the unexpired terms of directors elected to the board of directors at the 2007 annual meeting of shareholders.

On July 20, 2007, the Company announced that it had entered into an agreement to be acquired by Teleflex Incorporated in a merger transaction, in which the Company’s shareholders would receive cash consideration of $45.50 per share. Shareholders will be asked to vote on a proposal to adopt the Teleflex merger agreement at the 2007 annual meeting. The McNeil Trust intends to vote for the proposal to adopt the Teleflex merger agreement but makes no recommendation to other shareholders as to whether you should vote for or against the proposed merger.

The McNeil Trust is soliciting your vote on its nominees and its by-law proposal so that, if the merger with Teleflex is not consummated for any reason, the Company will be governed by a board committed to growth and development of the Company’s businesses and to engaging management with the vision and skills needed to implement this growth. As we set out in this proxy statement, The McNeil Trust’s nominees collectively have extensive backgrounds in public company financial oversight and accounting, the promotion of investor value and corporate law and governance.  See page 12.  The McNeil Trust believes its nominees will bring to the board the independent judgment, experience and diversity of background and perspective that shareholders can trust and that will be applied disinterestedly in the interests of all shareholders.

If the merger agreement is adopted by shareholders and all other conditions to the merger are satisfied, The McNeil Trust anticipates that its nominees, if elected, would take all necessary and appropriate action to fulfill the Company’s obligations under the merger agreement and consummate the merger. Shareholders are referred to the proxy materials filed by the Company with the Securities and Exchange Commission for information concerning the background, proposed terms and related information on the proposed merger.

See “Information About The McNeil Trust” and “Certain Other Information Regarding The McNeil Trust’s Nominees” for information about The McNeil Trust and its nominees.

The McNeil Trust recommends that you vote to elect each of The McNeil Trust’s seven nominees. Vote the enclosed BLUE proxy card.

You may use the proxy card furnished to you by The McNeil Trust to vote your shares FOR or AGAINST the Teleflex merger. However, to vote FOR the nominees of The McNeil Trust, you must sign, complete and return the proxy card that we are furnishing to you or, if your shares are held by a bank or broker instruct your bank or broker to vote your shares for the nominees of The McNeil Trust on your behalf.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN. THE McNEIL TRUST URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW. PLEASE DO NOT SIGN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY EVEN THOUGH IT ALLOWS YOU TO CAST A VOTE ON THE PROPOSED MERGER. YOU CAN VOTE FOR THAT PROPOSAL ON THE BLUE McNEIL TRUST CARD.

You are urged to mark, sign and date the enclosed BLUE proxy card and return it in the enclosed envelope whether or not you plan to attend the 2007 annual meeting. If you need assistance voting your shares of common stock, please call The McNeil Trust’s proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 431-9645 or, if you are a bank or broker, please call collect (212) 369-5550.

If you have already sent in the Company’s white proxy card and wish to change your vote, you have every legal right to do so.  Please sign, date and mail the enclosed BLUE proxy card. Only your last dated and signed proxy card will count.

This proxy statement and the accompanying BLUE proxy card are first being furnished to the Company’s shareholders on or about August 31, 2007.

THE McNEIL TRUST’S REASONS FOR SEEKING

ELECTION OF ITS NOMINEES

At the annual meeting, the Company is proposing to re-elect seven of its incumbent directors. If the merger is not consummated for any reason, and these directors are re-elected, they will serve until the 2008 annual meeting of shareholders.  The McNeil Trust believes that, if the proposed merger is not consummated, the nominees of The McNeil Trust will have the focus and commitment to build value through the Company’s growth and development.

The McNeil Trust Platform

The McNeil Trust is focused on the goal of maximizing shareholder value.  The McNeil Trust believes that the proposed merger will bring value to shareholders, and therefore intends to vote in favor of the merger, although it is making no recommendation to other shareholders on how to vote their shares with respect to the merger proposal.

If the merger is not consummated for any reason, The McNeil Trust believes that the Board must be focused on delivering improved operational and financial results for the Company. If elected, The McNeil Trust’s nominees will work with management to implement these objectives. Specifically, in the event that the proposed merger is not consummated, The McNeil Trust’s nominees will advocate:

•	Hiring a chief executive officer and other members of senior management with strong operating experience in the medical products industry.

•
Supporting the program of the Company’s recently departed chief executive officer to improve operating margins and sales growth of the Company by increasing the efficiency and overall capacity of the Company’s manufacturing operations.

•	Assisting management in a policy of making selective acquisitions of distributors and/or distribution rights in key U.S. and international markets.

•	Working closely with management to focus on meeting the needs of the Company’s customers with high-quality products, ongoing service, and the support that the Company’s customers expect from it.

•	Exploring other strategic alternatives for the Company in a manner that actively engages and solicits the views of management throughout the process.

The directors put forth by The McNeil Trust intend to pursue these objectives, subject to the exercise of each director’s fiduciary duties.

The McNeil Trust’s Nominees

The McNeil Trust believes that its nominees have the background, talent and experience to effectively promote and implement their platform.  The McNeil Trust’s slate consists of:

•	Robert J. Campbell, who brings to The McNeil Trust’s slate more than 35 years’ experience in the financial services industry.

•
Paul D. Chapman, who currently serves as group president and chief operating officer of Reable Therapeutics (formerly Encore Medical Corporation), a $450 million global orthopedic implant and rehabilitation products company.

•	Robert W. Cruickshank, who brings to The McNeil Trust’s slate more than 30 years’ experience in the financial services industry.

•
Eleanor F. Doar, who currently serves as executive vice president and chief marketing officer at AMCORE Bank, a leading Midwestern financial services company with $5.5 billion in assets and over 75 locations in Illinois, Wisconsin and Iowa.

•	Paul W. Earle, who brings to The McNeil Trust’s slate almost 40 years’ experience in the healthcare/life science industry sector.

•	Gregory A. Pratt, who currently serves as vice chairman of OAO Technology Solutions Inc., an information technology and professional services company.

•	Richard T. Niner, who served as a director of the Company from August 1982 to May 2007.

For additional information concerning The McNeil Trust’s nominees, see “Certain Information Regarding The McNeil Trust’s Nominees” below.

BACKGROUND OF THE PROXY SOLICITATION

In the summer of 2005, Mr. Robert W. Cruickshank, a co-trustee of The McNeil Trust, was proposed as a director of the board of the Company. The McNeil Trust understands that the nominating committee of the board recommended that the full board approve Mr. Cruickshank’s appointment.  Nevertheless, the full board refused to do so.

On August 14, 2006, The McNeil Trust sent a letter to the board of directors of the Company notifying the Company of its intention to present a shareholder proposal for consideration at the Company’s 2007 annual meeting of shareholders and requested that the proposal and an accompanying supporting statement be included in the Company’s proxy statement.

On November 13, 2006, The McNeil Trust received from Dechert LLP, which was apparently serving as counsel to the board, an opposing statement on behalf of the Company to its shareholder proposal.

On November 15, 2006, The McNeil Trust sent a letter to the board of directors of the Company notifying the Company of its proposal to nominate Robert W. Cruickshank, Eleanor F. Doar and Gregory A. Pratt for election to the board of directors at the 2007 annual meeting.

On November 22, 2006, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Company’s annual meeting of shareholders was being rescheduled from January 17, 2007 to April 19, 2007. The stated reason for the postponement was to allow the board additional time to consider The McNeil Trust’s proposal to nominate Robert W. Cruickshank, Eleanor F. Doar and Gregory A. Pratt for election to the board of directors at the 2007 annual meeting.

On November 27, 2006, The McNeil Trust sent a letter to the board of directors of the Company questioning why the nomination of three directors should occasion a three month delay in convening the annual meeting.

On February 27, 2007, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Company was delaying its annual meeting of shareholders a second time, from April 19, 2007 to July 17, 2007.

On March 1, 2007, The McNeil Trust sent a letter to the board of directors expressing concern that the Company offered no justification for the second postponement of the annual meeting. As far as The McNeil Trust is aware, in the three months following the first postponement, neither the board of directors nor any of its committees took any action to consider the nominations made by The McNeil Trust.

On March 6, 2007, the Company filed a Current Report on Form 8-K with the SEC disclosing that Mr. Alan Sebulsky, a director of the Company since January 1997, had resigned from the board of directors with immediate effect. The Company reported that although Mr. Sebulsky was not resigning because of a disagreement with the Company, he did disagree with the board of directors’ recent decision to postpone the Company’s 2007 annual meeting of shareholders from April to July 2007.

On May 4, 2007, Mr. Richard T. Niner sent a letter to the board of directors of the Company resigning his position as a member of the board. Mr. Niner called into question the attempt to sell the Company, which he believed was not in the best interests of all shareholders at this time, and which he opposed. Mr. Niner observed that the board had never before seriously entertained or pursued a sale of the Company and only did so after The McNeil Trust notified the board in August 2006 that The McNeil Trust intended to propose a by-law amendment and nominate three candidates of its own at the 2007 annual meeting of shareholders.

On May 9, 2007, R. James Macaleer, the Company’s lead director sent a letter to Mr. Niner accepting his resignation.

On May 9, 2007, the Company announced to its employees that the board of directors formed an independent special committee to explore and evaluate strategic alternatives aimed at enhancing shareholder value, which may include a sale of the Company.

On May 15, 2007, Mr. Niner sent a letter to the board of directors of the Company in response to the letter sent to him by Mr. Macaleer. Mr. Niner reiterated his opposition to the sale process because he believed that a sale at this time would not be in the best interests of the Company.

On May 17, 2007, Mr. Macaleer sent a letter to Mr. Niner articulating the board’s belief that it was appropriate to develop the Company’s sale options so they could be presented at the annual meeting.

On May 17, 2007, The McNeil Trust sent a letter to the board of directors of the Company notifying the Company of its proposal to nominate Carl G. Anderson, Jr., Robert J. Campbell, Paul D. Chapman, Paul W. Earle and Richard T. Niner for election to the board of directors of the Company at the 2007 annual meeting of stockholders. These five nominations were in addition to The McNeil Trust’s earlier nominations of Mr. Cruickshank, Ms. Doar and Mr. Pratt.

On May 31, 2007, Mr. Macaleer sent a letter to The McNeil Trust notifying The McNeil Trust that in order to allow the special committee sufficient time to fulfill its duties in a deliberate, careful manner, and in order to present the fullest, fairest options to the Company’s shareholders, the Company had designated August 31, 2007 as the date of the 2007 annual meeting of shareholders.

On May 31, 2007, Carl G. Anderson Jr., was terminated as Chief Executive Officer of the Company and removed as Chairman of the Board of Directors of the Company and James T. Hatlan was terminated as Senior Vice President of the Company.

Effective as of May 31, 2007, Philip B. Fleck was appointed interim President and Chief Executive Officer of the Company.

On May 31, 2007, Mr. Anderson informed The McNeil Trust that pursuant to the terms of his separation agreement with the Company, he was not able to serve on the slate of The McNeil Trust for the election of directors at the 2007 annual meeting.

On July 24, 2007, the Company filed a Current Report on Form 8-K with the SEC to announce that the Company had entered into a definitive agreement pursuant to which Teleflex would acquire the Company in an all cash transaction valued at approximately $2 billion.

INFORMATION ABOUT THE McNEIL TRUST

Mr. Robert L. McNeil, Jr. is the grantor of The McNeil Trust which was established in 1983 for the benefit of Mr. McNeil and his lineal descendants. Mr. McNeil was a former director of the Company. Robert W. Cruickshank and Richard T. Niner serve as co-trustees of The McNeil Trust.

The McNeil Trust’s nominees named below may be deemed to be “participants” in this proxy solicitation, as the term participant is defined in Schedule 14A promulgated under the Securities Exchange Act of 1934.

As of the date of this proxy statement, The McNeil Trust owns beneficially, but not of record, an aggregate of 4,624,494 shares of common stock of the Company’s outstanding stock, representing approximately 10% of the outstanding shares.

Additional information about The McNeil Trust and the nominees, including information regarding their beneficial ownership of common stock, is set forth under “Proposal No. 2–Election of Directors.”

THE PROPOSALS

According to the Company’s proxy materials, the following proposals will be presented at the annual meeting:

Proposal No. 1:	Adoption of the Merger Agreement
Proposal No. 2:	Election of Directors
Proposal No. 3:	Ratification of Selection by the Audit Committee of Independent Registered Public Accounting Firm
Proposal No. 4:	The Proposal of The McNeil Trust to Amend the Company’s By-Laws to Provide an Age Limit for Directors of the Company
Proposal No. 5:	Adjournment or Postponement of the Annual Meeting

The McNeil Trust is soliciting proxies from the holders of shares of the Company’s common stock to elect seven nominees to fill the seats of the Company’s directorships that expire at the 2007 annual meeting (Proposal No. 2). The McNeil Trust is also seeking proxy authority to amend the Company’s by-laws to provide that notwithstanding any provision contained in the by-laws to the contrary, no person shall be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72 (Proposal No. 4). The McNeil Trust recommends that shareholders vote FOR Proposal No. 2 and Proposal No. 4 on The McNeil Trust’s BLUE proxy card.

The McNeil Trust is making its BLUE proxy card available to shareholders to vote on adoption of the Teleflex merger agreement (Proposal No. 1). Shareholders are referred to the proxy materials of the Company for information concerning the background, proposed terms and related information on the proposed merger. The Company is also soliciting the vote of shareholders on a proposal to adjourn or postpone the 2007 annual meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to adopt the merger agreement, if the Company fails to receive a sufficient number of votes for this purpose (Proposal No. 5).  The McNeil Trust is making its BLUE proxy card available for this purpose as well.

The McNeil Trust intends to vote in favor of Proposal No. 1 with respect to the merger and to vote against Proposal No. 5 with respect to postponement of adjournment of the annual meeting. However, The McNeil Trust makes no recommendation to other shareholders with respect to voting on these proposals.

The Company is also soliciting the vote of shareholders to ratify the appointment of the Company’s registered independent accounting firm, PricewaterhouseCoopers LLP, for its fiscal year ending August 31, 2007 (Proposal No. 3).  Shareholders may use the BLUE proxy card of The McNeil Trust to vote with respect to the proposal for ratification of the Company’s independent accounting firm. Shareholders are referred to the proxy materials of the Company for information concerning this proposal. The McNeil Trust intends to vote in favor of Proposal No. 3 and recommends that other shareholders vote FOR this proposal.

The election of directors (Proposal No. 2) requires a plurality of the votes cast in the election. The by-law proposal (Proposal No. 4) requires for approval the affirmative vote of a majority of the votes cast on the matter.

According to the Company’s proxy materials, each of the adoption of the merger agreement (Proposal No. 1), ratification of the independent accounting firm (Proposal No. 3) and the proposal to adjourn or postpone the annual meeting (Proposal No. 5) requires for approval the affirmative vote of a majority of the votes cast on the matter. See “Voting Procedures”  below.

If the BLUE proxy card of The McNeil Trust is signed but no direction is given with respect to the vote on the proposal, The McNeil Trust will, in respect of the shares represented by that proxy card—

•	ABSTAIN from voting on Proposal No. 1 to adopt the Teleflex merger agreement;
•	vote FOR Proposal No. 2 to elect the nominees of The McNeil Trust;
•	vote FOR Proposal No. 3 to ratify the Company’s independent accounting firm;
•	vote FOR Proposal No. 4 to amend the Company’s by-laws as proposed by The McNeil Trust; and
•	ABSTAIN from voting on Proposal No. 5 with respect to adjournment or postponement of the 2007 annual meeting.

PROPOSAL NO. 1—ADOPTION OF THE MERGER AGREEMENT

The Company is seeking the approval of shareholders for the adoption of the merger agreement with Teleflex. See the Company’s proxy materials for information on this proposal.

The McNeil Trust intends to vote FOR this proposal but makes no recommendation to other shareholders with respect to this proposal.

PROPOSAL NO. 2—ELECTION OF DIRECTORS

The McNeil Trust is proposing for election of directors Robert J. Campbell, Paul D. Chapman, Robert W. Cruickshank, Eleanor F. Doar, Paul W. Earle, Gregory A. Pratt and Richard T. Niner to serve as directors until the 2008 annual meeting of shareholders.  See “Certain Other Information Regarding The McNeil Trust’s Nominees” for information concerning the background and experience of Messrs. Campbell, Chapman, Cruickshank, Earle, Pratt and Niner and Ms. Doar.  There are currently seven directors serving on the Company’s board.

Each of The McNeil Trust’s nominees has consented to being named herein as a nominee or director of the Company and has agreed to stand for election as a director.

Although we have no reason to believe that any of The McNeil Trust’s nominees will be unable to serve as a director, if any of The McNeil Trust’s nominees is not available to serve, we expect that the remaining nominees, upon taking office, would seek to work with the other receptive members of the Company’s board to fill the vacancy with an individual willing to consider and implement the nominees’ platform to maximize shareholder value, subject to the exercise of the director’s fiduciary duties.

The McNeil Trust recommends a vote FOR the election of the nominees of The McNeil Trust.

Certain Information Regarding The McNeil Trust’s Nominees

Background

Set forth below are the name, age, present principal occupation, employment history and directorships of each of The McNeil Trust’s nominees for at least the past five years. This information has been furnished to The McNeil Trust by the respective McNeil Trust nominees. Each of The McNeil Trust’s nominees has consented to serve as a director of the Company. Each of The McNeil Trust’s nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

Robert J. Campbell, age 58, has been a partner of Beck, Mack & Oliver LLC, an investment management firm, since 1991. He has over 35 years experience in the financial services industry. Mr. Campbell is currently a director of Camden National Corporation (“CNC”) (AMEX:CNC), a mid-tier bank and Acadia Trust N.A., CNC’s trust and investment subsidiary.

Paul D. Chapman, age 48, currently serves as group president and chief operating officer of Reable Therapeutics (formerly Encore Medical Corporation), a $450 million global orthopedic implant and rehabilitation products company. Previously, Mr. Chapman served as chief executive officer of Chattanooga Group, Inc., a leading physical medicine and rehabilitation products company from January 1994 to February 2002.

Robert W. Cruickshank, age 61, has operated his own advisory firm for more than five years. He has over 30 years experience in the financial services industry. Mr. Cruickshank has been a co-trustee of The McNeil Trust since its inception, and in that capacity shares responsibility for its investment decisions, advisor selection and portfolio allocation. Mr. Cruickshank is currently a director of Calgon Carbon, Corp. (NYSE: CCC), a company engaged in the manufacture of activated carbon, and Hurco Companies Inc. (NASDAQ: HURC), a company engaged in vertical machining centers. He has been a director of over 10 publicly traded companies in the past 20 years.

Eleanor F. Doar, age 49, currently serves as executive vice president and chief marketing officer at AMCORE Bank, a leading Midwestern financial services company with $5.5 billion in assets and over 75 locations in Illinois, Wisconsin and Iowa. Previously, Ms. Doar was senior vice president, marketing director since 2002; vice president of advertising and public relations since 1996 and marketing manager for the Vintage Funds since 2001. Ms. Doar is a Certified Financial Marketing Professional (CFMP). Ms. Doar earned her Bachelor’s degree from Princeton University and is a graduate of the University of Wisconsin Graduate School of Banking in Madison, WI.

Paul W. Earle, age 67, currently serves as an executive search and leadership consultant at Spencer Stuart, LLC, one of the four largest global executive search firms in the world.

Mr. Earle has been an employee of Spencer Stuart since 1988. Mr. Earle has almost 40 years experience in the healthcare/life science industry sector, including 14 years at the national level dealing with major healthcare public policy issues through his involvement with the American Hospital Association from 1968 to 1982 and 6 years as the chief financial officer of New England Deaconess Hospital (now known as Caregroup), a Harvard Teaching Hospital from 1982 to 1988.

Gregory A. Pratt, age 58, has been vice chairman of OAO Technology Solutions Inc., an information technology and professional services company, since 2002. Mr. Pratt served as president and chief executive officer of OAO Technology Solutions from 1998 to April 2002. Prior to joining OAO Technology Solutions, Mr. Pratt was founder and chief executive officer of Enterprise Technology Group from 1997 to 1998, a systems integrator providing implementation, integration, and training services for ERP software applications. Mr. Pratt was president and chief operating officer for Intelligent Electronics from 1992 to 1996; and served in senior executive management positions for Atari Corporation and Commodore International, Ltd. Mr. Pratt is a CPA and holds an MBA from the Wharton School at the University of Pennsylvania. Mr. Pratt is a director of Carpenter Technology Corporation (NYSE:CRS), where he serves as chairman of the governance committee, and AmeriGas Partners LP (NYSE:APU), where he is chairman of the audit committee.

Richard T. Niner, age 67, served as a director of the Company from August 1982 to May 2007. Mr. Niner has served as general partner of Wind River Associates L.P., a private investment partnership, since January 1999. From 1988 to 1999, he served as general partner of Brynwood Management II L.P., the general partner of a private investment partnership. Mr. Niner currently serves as a director of Hurco Companies Inc. (NASDAQ: HURC), a company engaged in vertical machining centers. Mr. Niner has been a co-trustee of The McNeil Trust since its inception, and in that capacity shares responsibility for its investment decisions, advisor selection and portfolio allocation.

Share Ownership

The following table sets forth certain information concerning ownership of shares of the Company by the nominees of The McNeil Trust.

McNeil Trust Nominee	Number of Shares Beneficially Owned	Percentage Ownership
Robert J. Campbell	-	-
Paul D. Chapman	-	-
Robert W. Cruickshank (1)	4,624,494	10%
Eleanor F. Doar	-	-
Paul W. Earle	-	-
Gregory A. Pratt	-	-
Richard T. Niner (2)	6,313,980	14%

______________________________

(1)	Represents shares held by The McNeil Trust, of which Mr. Cruickshank serves as a co-trustee, as to which he disclaims beneficial ownership.

(2)
Includes 14,656 shares owned by Mr. Niner's wife, as to which he disclaims beneficial ownership, 20,000 shares held by a charitable foundation of which Mr. Niner is an officer and a director with power to vote and dispose of the shares held by such foundation, as to which he disclaims beneficial ownership and 4,642,494 shares held by The McNeil Trust, of which Mr. Niner serves as a co-trustee, as to which he disclaims beneficial ownership.

All of The McNeil Trust’s nominees are citizens of the United States.

Other

Except as set forth in this proxy statement, to the best knowledge of The McNeil Trust, none of The McNeil Trust, any of the persons participating in this proxy solicitation on behalf of The McNeil Trust, The McNeil Trust’s nominees and, with respect to items (i), (vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company’s last fiscal year has been indebted to the Company or any of its subsidiaries or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this proxy statement, to the best knowledge of The McNeil Trust, none of The McNeil Trust, any of the persons participating in this proxy solicitation on behalf of The McNeil Trust, The McNeil Trust’s nominees and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $120,000, since the beginning of the Company’s last fiscal year.

Except as set forth in this proxy statement, to the best knowledge of The McNeil Trust, none of The McNeil Trust’s nominees, since the beginning of the Company’s last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company’s current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company’s or such entity’s consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries were indebted at the end of the Company’s last full fiscal year in an aggregate amount exceeding five percent of the Company’s total consolidated assets at the end of such year. None of The McNeil Trust’s nominees is, or during the Company’s last fiscal year has been, affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

To the best knowledge of The McNeil Trust, none of the corporations or organizations in which The McNeil Trust’s nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and The McNeil Trust’s nominees do not hold any employment position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT ACCOUNTING FIRM

See the Company’s proxy materials for information on this proposal.

The McNeil Trust recommends a vote FOR this proposal.

According to information contained in the Company’s proxy materials, the Company’s board of directors has appointed PricewaterhouseCoopers LLP as the independent accountants to audit the Company’s financial statements for fiscal 2007. According to the Company’s proxy materials, a representative of PricewaterhouseCoopers LLP is expected to be available at the annual meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

PROPOSAL NO. 4—BY-LAW AMENDMENT TO PROVIDE
AN AGE LIMIT FOR DIRECTORS

The McNeil Trust is seeking your vote to amend the Company’s by-laws to provide for age limits for directors. Specifically, the amendment would provide that notwithstanding any provision contained in the by-laws to the contrary, no person will be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72. This amendment will only apply to the election or appointment of directors following the 2007 annual meeting of shareholders, assuming the Teleflex merger is not consummated for any reason, and will not affect the unexpired terms of directors elected to the board of directors at or prior to the 2007 annual meeting of shareholders.

The McNeil Trust believes it is in the best interests of a public company to balance stability and continuity of its board with the benefits of fresh ideas, new outlook and diversification of expertise that accompany the regular election of new directors. Many sizeable public companies promote this goal by adopting age limits for directors. Most companies that have implemented age limits set the retirement age between 70 and 72. This permits qualified directors to serve during the prime of their active professional careers, while requiring them to step aside and allow new board members to take their place at a fixed time for all directors. By providing for a uniform retirement age for all directors, the board can avoid the dissention and ill-will that may result when only certain directors are requested to step down to make place for new directors. An age limit will also encourage the nomination of individuals to the board in the earlier stages of their professional careers, when they can be expected to serve for a period of time that will promote board continuity, even as directors periodically retire to allow for the introduction of newer perspectives to the board.

According to a report by a well-known executive search firm in November 2006, approximately 78% of companies in the S&P 500 have a mandatory retirement age. For example, Cisco Systems, Inc., The Walt Disney Company and Pfizer, Inc. have instituted policies on a mandatory retirement age for directors.

If the by-law amendment being proposed were in effect last year, two of the Company’s current directors, who together have served for over 60 years, would have been ineligible for re-election at last year’s annual meeting.  One additional director currently serving on the board would be ineligible to be nominated for election at this year’s annual meeting. Together, these directors constitute over one-third of the current board.

If approved by the Company’s shareholders, the proposed by-law amendment would be effective for the election or appointment of all directors following the 2007 annual meeting, but would not affect the election of directors at this year’s annual meeting.

The McNeil Trust recommends that you vote FOR the proposal to amend the Company’s by-laws to provide for age limits for directors..

PROPOSAL NO. 5—ADJOURNMENT OR POSTPONEMENT
OF THE ANNUAL MEETING

The Company is seeking the vote of shareholders to approve the adjournment or postponement of the 2007 annual meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to adopt the merger agreement, if the Company fails to receive a sufficient number of votes for this purpose. See the Company’s proxy materials for information on this proposal.

The McNeil Trust intends to vote AGAINST this proposal but makes no recommendation to other shareholders with respect to this proposal.

SOLICITATION OF PROXIES

The McNeil Trust has retained D.F. King & Co., (“D.F. King”) to act as an advisor and to provide solicitation services for a fee estimated not to exceed $30,000, plus expenses.  The McNeil Trust also agreed to indemnify D.F. King against certain liabilities, including liabilities arising under the federal securities laws.  D.F. King has informed The McNeil Trust that it intends to employ approximately 25 persons to solicit proxies.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of shares of common stock for which they hold of record and The McNeil Trust will reimburse them for their reasonable out-of-pocket expenses.

The expenses related directly to this proxy solicitation are expected to aggregate approximately $150,000 and will be borne by The McNeil Trust. These expenses include fees and expenses for attorneys, proxy solicitors, printing, postage, filing expenses and other costs incidental to the solicitation. Of this estimated amount, approximately $75,000 has been spent to date. The actual costs and expenses could be materially different than the estimated amounts and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this proxy statement.

The purpose of the proposals in this proxy statement is to advance the interests of all the Company’s shareholders. Therefore, The McNeil Trust believes that its expenses related to this proxy solicitation should be borne by the Company and it intends to seek reimbursement of such expenses from the Company whether or not this proxy solicitation is successful. The question of reimbursement of the expenses of The McNeil Trust by the Company will not be submitted to a shareholder vote.

If you have any questions about this proxy solicitation or voting your shares or require assistance, please contact:

D.F. King & Co., Inc.
48 Wall Street,
22nd Floor
New York, NY 10005

Call Toll-Free: 1-800-431-9645
Banks and Brokerage Firms Call Collect: 212-269-5550

OTHER MATTERS

This proxy solicitation is being made by The McNeil Trust and not on behalf of the board of directors or management of the Company.  The McNeil Trust is not aware of any other matters to be brought before the Company’s 2007 annual meeting, except as set forth herein. Should other matters be brought before the 2007 annual meeting, by having signed and returned the enclosed BLUE proxy card, you will have authorized the persons named as proxies in the enclosed BLUE proxy card to vote on all such matters in their discretion.

The Company’s filings with the SEC contain information regarding (1) financial information of the Company; (2) securities ownership of certain beneficial owners and management of the Company; (3) the committees of the board of directors; (4) the meetings of the board of directors and all committees thereof; (5) the business background and employment biographies of the Company’s nominees for election to the board of directors; (6) the compensation and remuneration paid and payable to the Company’s directors and management; and (7) the Company’s stock price performance in relation to an assumed group of “peers” or market-based indices. Shareholders are referred to the Company’s filings for this information.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

According to the Company’s proxy statement, if the merger is not consummated, and a 2008 annual meeting of the shareholders is required to be held, proposals of shareholders intended to be presented at the Company’s 2008 annual meeting of shareholders must be received by the Company’s Corporate Secretary at its principal executive offices provided above no later than November 1, 2007 and must satisfy the conditions established by the SEC for shareholder proposals to be included in the Company’s proxy statement for that meeting.

INFORMATION REGARDING THE COMPANY

The information concerning the Company contained in this proxy statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. The McNeil Trust has no knowledge that would indicate that statements relating to the Company contained in this proxy statement in reliance upon publicly available information are inaccurate or incomplete.

VOTING PROCEDURES

Who is entitled to vote?

If the Company’s stock records show that you are a shareholder as of the close of business on the record date for the 2007 annual meeting, you are entitled to vote the shares of common stock that you held on such date. Even if you sell your shares after the record date for the 2007 annual meeting, you will retain the right to execute a proxy in connection with the 2007 annual meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

All shareholders of record of the Company’s common stock at the close of business on August 7, 2007, the record date for the 2007 annual meeting, or their designated proxies, are authorized to attend the 2007 annual meeting. If your shares are held of record by a bank, broker or other nominee, you will need to obtain a “legal proxy” form from your bank or broker if you wish to vote at the 2007 annual meeting.

What constitutes a quorum?  How will abstentions and broker non-votes be counted?

The holders of a majority of the Company’s common stock outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the 2007 annual meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares as to which voting instructions are given to a nominee as to at least one of the non-procedural matters to be voted on, or as to which the nominee has the discretion to vote on at least one of the non-procedural matters presented at the 2007 annual meeting, will be deemed to be represented at the meeting and be counted for purposes of determining whether a quorum is present, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner with respect to such other matters (a “broker non-vote”).

Broker non-votes and abstentions will not be counted as votes for, nor the withholding of authority for, the election of our director nominees and will have no effect on this proposal (Proposal No. 2).  They will also not be considered votes for or against the proposal to adopt the Teleflex merger agreement (Proposal No. 1), the proposal to ratify the selection of independent accountants (Proposal No. 3), our by-law amendment proposal (Proposal No. 4) or the proposal to adjourn or postpone the meeting (Proposal No. 5) and will have no effect on these proposals.

How do I vote?

Voting by proxy for holders of shares registered directly in the name of the shareholder.  If you hold your shares in your own name as a holder of record, you may vote your shares by marking, signing, dating and mailing the BLUE proxy card in the postage-paid envelope that has been provided to you by The McNeil Trust. To vote your shares in accordance with your instructions at the 2007 annual meeting, we must receive your proxy as soon as possible but, in any event, prior to the 2007 annual meeting.

Voting by proxy for holders of shares registered in the name of a brokerage firm or bank. If your shares are held by a broker, bank or other nominee (i.e., in “street name”), only your bank or broker can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker which you must return in the envelope provided in order to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote. If you need assistance in dealing with your bank or broker, please contact D.F. King & Co., Inc.

Vote in person.  If you are a registered shareholder and attend the 2007 annual meeting, you may vote in person by completing a ballot provided for this purpose at the meeting. You may also deliver your completed BLUE proxy card at the meeting to a representative of The McNeil Trust. “Street name” shareholders who wish to vote at the 2007 annual meeting will need to obtain a “legal proxy” form from the broker, bank or other nominee that holds their shares of record and must bring that document to the meeting in order to vote in person at the 2007 annual meeting. If you need assistance, please contact D.F. King & Co., Inc.

What should I do if I receive a proxy card which is not BLUE?

If you submit a proxy to us by signing and returning the enclosed BLUE proxy card, do NOT sign or return the proxy card or follow any voting instructions provided by the Company’s board of directors unless you intend to change your vote, because only your latest-dated proxy will be counted.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	submitting a written revocation, which is dated a later date than your proxy, with the Corporate Secretary of the Company;

•	submitting a duly executed proxy bearing a later date with the Corporate Secretary of the Company; or

•
appearing in person and voting by ballot at the 2007 annual meeting as described above under “How do I vote?—Vote in Person”. (Simply attending the meeting will not, by itself, constitute revocation of a proxy).

Any shareholder of record as of the record date of the 2007 annual meeting attending the 2007 annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the 2007 annual meeting will NOT constitute revocation of a previously given proxy.

If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Corporate Secretary of the Company, we would appreciate if you would assist us in representing the interests of shareholders on an informed basis by sending us a copy of your revocation or proxy or by calling D.F. King & Co., Inc., (toll-free) at 1-800-431-9645.  Banks and brokers may call collect at 212-269-5550.  Remember,your latest-dated proxy is the only one that counts.

Will other matters be voted on at the annual meeting?

We are not aware of any matters to be presented at the 2007 annual meeting other than a vote to adopt the Teleflex merger, the election of directors, the ratification of appointment of the Company's registered independent accounting firm, The McNeil Trust's by-law amendment proposal and the approval of an adjournment or proposal of the 2007 annual meeting, if necessary. If any other matters not described in the proxy statement are properly presented at the 2007 annual meeting, including matters incidental to the conduct of the 2007 annual meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

If I plan to attend the annual meeting, should I still submit a proxy?

Whether you plan to attend the 2007 annual meeting or not, we urge you to submit a proxy. Returning the enclosed BLUE proxy card will not affect your right to attend the 2007 annual meeting.

How will my shares be voted?

If you give a proxy on the accompanying BLUE proxy card, your shares will be voted as you direct. Shares as to which a proxy is submitted to us without instructions will be voted in favor of Proposals Nos. 2, 3 and 4; we will abstain from voting on Proposals Nos. 1 and 5.

Submitting a BLUE proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the 2007 annual meeting, including matters incident to the conduct of the 2007 annual meeting.  Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date for the 2007 annual meeting by the person who submitted it.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call toll-free 1-800-431-9645. Banks and brokers may call collect at 212-269-5550.

__________________________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect The McNeil Trust’s nominees by marking, signing, dating and mailing the enclosed BLUE proxy card promptly.

THE ROBERT L. McNEIL, JR. 1983 TRUST

August 31, 2007

FORM OF PROXY SOLICITED ON BEHALF OF
THE ROBERT L. McNEIL, JR. 1983 TRUST

The undersigned shareholder of Arrow International, Inc., a Pennsylvania corporation (the “Company”), on August 7, 2007 (the “record date”), hereby appoints Robert W. Cruickshank or Richard T. Niner or either of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock, with no par value, of the Company, which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Shareholders of the Company to be held on September 20, 2007, and at any and all postponements and adjournments thereof as indicated on this proxy.

If you sign, date and return this card without indicating your vote on one or more of the following proposals, you will be deemed to have voted in favor of proposal nos. 2,3 and 4 and to have abstained from voting on proposals no. 1 and 5.  If you vote or abstain with respect to one or more of the following proposals, this proxy card will revoke any previously executed revocation of proxy with respect to such proposals.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

THE McNEIL TRUST STRONGLY RECOMMENDS THAT
SHAREHOLDERS VOTE IN FAVOR OF PROPOSAL NOS. 2 AND 4.

PROPOSAL NO. 1– Adoption of the merger agreement with Teleflex Incorporated.

The McNeil Trust makes no recommendation with respect to this proposal.

FOR [   ]                        AGAINST [   ]                                ABSTAIN [   ]

PROPOSAL NO. 2 – Election of Robert J. Campbell, Paul D. Chapman, Robert W. Cruickshank, Eleanor F. Doar, Paul W. Earle, Gregory A. Pratt and Richard T. Niner as Directors with Terms Expiring in 2008.

The McNeil Trust strongly recommends a vote FOR its nominees.

FOR [   ]                        WITHHOLD [   ]

Instruction:  If you wish to vote for the election of certain of the nominees, but not all of them, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:

(If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

PROPOSAL NO. 3 – Ratification  of independent accounting firm

The McNeil Trust recommends a vote FOR this proposal.

FOR [   ]                                AGAINST [   ]                                   ABSTAIN [   ]

PROPOSAL NO. 4 – Amendment of by-laws to provide for age limits for directors.

FOR [   ]                                AGAINST [   ]                                   ABSTAIN [   ]

The McNeil Trust strongly recommends a vote FOR this proposal.

PROPOSAL NO. 5 – Adjournment or postponement of the annual meeting

The McNeil Trust makes no recommendation with respect to this proposal.

FOR [   ]                                AGAINST [   ]                                   ABSTAIN [   ]

and in the discretion of the proxies appointed hereunder, on such other business as may properly come before the meeting.

IMPORTANT:  THIS PROXY MUST BE SIGNED TO BE VALID.

Dated:

__________________________

__________________________
Signature:

__________________________
Signature (if held jointly):

___________________________
Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE MARK, SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.